Exhibit 3.2.15

BYLAWS

OF

KELTATIM PUBLISHING COMPANY, INC.

October 31, 2008

ARTICLE I

Stockholders

Section 1 - Place of Meetings:  Meetings of stockholders for any purpose may be held at such place within or without the State of Kansas as may be designated by the Board of Directors.

Section 1 - Annual Meeting:  The annual meeting of stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the company or at such other place as may be designated by the Board of Directors and specified in the notice of such meeting at such time and upon such date during the month of April in each year as the Board of Directors may determine.

Section 2 - Special Meetings:  Special meetings of the stockholders of the Company may be held on any business day, when called by the Chairman of the Board, the President or by the Board or by a request in writing by persons who hold ten percent (10%) or all shares entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

Section 3 - Notice of Meetings:  Not less than ten (10) nor more than fifty (50) days before the date fixed for a meeting of stockholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary, or any other person or persons required or permitted by law to give such notice. In the case of a special meeting the business to be transacted shall be limited to the purposes stated in the notice. The notice shall be given personally or by mail or by other means of written communications to each stockholder entitled to vote at such meeting. If mailed, the notice shall be addressed to the stockholders at the respective addresses as they appear on the records of the Company. Notice of the time, place, and purpose of any meeting of stockholders may be waived in writing, either before or after the holding of such meeting, by any stockholder, which writing shall be filed with or entered upon the records of the meeting.

Section 4 - Quorum: Adjournment:  The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Articles of Incorporation. When a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the stockholders unless a greater vote is required by law or the Articles of Incorporation. If a quorum shall not be present or represented, those present in person or represented by proxy shall have power to adjourn the meeting, from time to time, without notice if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5 - Proxies:  Any stockholder entitled to vote at a meeting of stockholders may do so in person or may be represented by proxy, appointed by an instrument in writing, signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 6 - Cumulative Voting:  Any shareholder entitled to vote at any election of directors may cumulate his votes as provided by law.

Section 7 - Consent Without a Meeting:  Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

ARTICLE II

Shares

Section 1 - Form of Certificates and Signatures:  Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, which shall certify the number and class of shares held by him in the Company, but no certificate for shares shall be executed or delivered until such shares are fully paid. If such certificate is countersigned by a transfer agent or by a registrar other than the Company or its employee, any other signature on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2 - Transfer of Shares:  Shares of the Company, shall be transferrable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and-power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

Section 3 - Lost, Stolen, or Destroyed Certificates:  The Company may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the allegedly lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate.

Section 4 - Transfer Agents and Registrars:  The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board shall have the authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Company.

Section 5 - Fixing A Record Date:  In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than (60) days prior to any other action.

ARTICLE III

Board of Directors

Section 1 - Authority:  Except where the law, the Articles of Incorporation or these Bylaws require action to be authorized or taken by stockholders, all of the authority of the Company shall be exercised by the directors.

Section 2 - Number of; Qualifications:  The number of directors which shall constitute the whole Board shall be not less than three (3), the exact number of which shall be fixed from time to time by resolution of the Board of Directors or by the vote or written assent of the holders of the shares at the time entitled to vote in the election of cirectors.

Section 3 - Election of Directors:  The directors shall be elected at each meeting of stockholders or at a special meeting called for the purpose of electing directors. At a meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. Vacancies and newly created directorships resulting from an increase in the number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 4 - Term of Office, Resignations:  Directors shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Company, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 5 - Meetings:  Immediately after each annual meeting of the stockholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by these Bylaws or the Board. Special meetings of the Board may be called by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors upon four (4) days notice by mail or 48 hours notice delivered personally or by telephone or telegraph.

Section 6 - Quorum: Adjournment:  A quorum of the Board shall consist of a majority of the total number of directors; provided that a majority of the directors present at a meeting duly held, whether…or not a quorum is present, may adjourn the meeting to another time and place. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Bylaws otherwise expressly provided.

Section 7 - Appointment of Committees:  The Board of Directors, by resolution passed by a majority of the whole Board, may appoint such committees, in addition to the Executive Committee, as it may consider proper, and such committees shall exercise such powers and duties as the Board from time to time may subscribe, subject to the Articles of Incorporation, these Bylaws and applicable laws.

Section 8 - Action Without a Meeting:  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if all members of the. Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 9 - Contracts:  No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if; the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or, the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

ARTICLE IV

Executive Committee

Section 1 - Membership; Appointment:  The Board may appoint not less than three (3) directors who together shall constitute the Executive Committee. The directors may appoint one or more directors as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. Vacancies in the Executive Committee may be filled at any meeting of the Board.

Section 2 - Powers; Duties:  The Executive Committee shall advise with and aid the officers of the Company in all matters concerning its interests and the management of the business. When the Board is not in session, the Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the Company including the declaration of dividends, except that the Executive Committee shall not take any action with respect to:

(a)    Amending the Articles of Incorporation.

(b)    Adopting an agreement of merger or consolidation.

(c)    Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets.

(d)    Recommending to the stockholders a dissolution of the Company or a revocation of a dissolution.

(e)    Amending the Bylaws of the Company.

Section 3 - Meetings:  Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix. Other meetings of the Executive Committee may be called by any member thereof either by oral, telegraphic or written notice not later than the day prior to the date set for such meeting. Such notice shall state the time and place of the meeting and if by telegraph or in writing shall be addressed to each member at his address as shown by the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting.

Section 4 - Quorum:  At any meeting of the Executive Committee, a majority of the members of the committee shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by in the affirmative vote of a majority of the members thereof present and, in any event, shall require not less than three (3).

Section 5 - Record of Meetings:  The Executive Committee shall appoint its Secretary who shall keep the minutes of the meeting of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board from time to time for their information.

ARTICLE V

Officers

Section 1 - Election and Designation of Officers:  The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion may elect a chairman of the Board of Directors who, when present, shall have such other powers as the Board and these Bylaws shall prescribe. There may also be one or more Assistant Secretaries and Assistant Treasurers, as may from time to time be elected by the Board. A person may hold more than one office providing the duties thereof can be consistently performed by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 2 - Term of Office; Vacancies:  The officers of the Company shall hold office until the next organization meeting of the Board and until their successors are elected and qualified, except in case of resignation, death or removal. The Board, without prejudice to the contract rights of such officer, may remove any officer at any time with or without cause by a majority vote of the members of the Board then in office. The Board may fill any vacancy in any office occurring from whatever reason, may delegate one (1) or more officers any of the duties of any officer or officers and prescribe the duties of any officer.

Section 3 - Chairman of the Board-Duties:  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall have such duties and powers as may be prescribed for him from time to time by the Board of Directors.

Section 4 - President; Duties:  The President shall perform the duties of the Chairman of the Board in the event of his absence or disability, or in the event a Chairman has not been designated by the Board, and he shall perform such duties as may be prescribed for him from time to time by the Board of Directors.

Section 5 - Vice President-Duties:  Each Vice President shall have the powers and duties incident to that office and shall have such other duties as may be prescribed from time to time by the Board of Directors. In case of the absence or disability of the President, or when circumstances prevent the President from acting, a Vice President of the Company shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order determined by the Board. Each Vice President may sign and execute on behalf and in the name of the Company bonds, contracts, instruments and documents authorized by the Board.

Section 6 - Secretary-Duties:  The Secretary shall attend all meetings of the stockholders and of the Board, and record all votes and the minutes of all proceedings in a book provided for that purpose, and, when required, he shall perform like duties for the standing committees, if any, elected or appointed by the Board. The Secretary shall see that proper notice, when required, is given of all meetings of the stockholders and of the Board. The Secretary may sign with the Chairman of the Board, the President or any Vice President on behalf and in the name of the Company all contracts and other instruments authorized by the Board. The Secretary may sign or his facsimile signature, with that of the President or one of the Vice Presidents, may be used to sign certificates for shares of the capital stock of the Company. The Secretary shall keep in safe custody ‘the seal of the Company and whenever authorized by the Board, shall attest and affix the seal to any contract or other instrument requiring the same. The Secretary shall keep in safe custody all contracts and such books, records and other papers as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours, and he shall in general perform all the duties usually incident to the office of Secretary, subject to the control of the Board.

Section 7 - Treasurer-Duties:  The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Company, and shall have the care and custody of all funds and securities of the Company and deposit such funds in the name of the Company in such bank or banks as the Board may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money and negotiable instruments of the Company, but no such instrument shall be signed in blank. He shall disburse the funds of the Company as may be ordered by the Board or the President. The Treasurer shall at all reasonable times exhibit the books and accounts to any director, and also, provided the Board or the President so orders, to any stockholder of the Company upon application at the office of the Company by such stockholder during business hours; and he shall give such bonds for the faithful performance of his duties as the Board or the President may determine, and he shall perform such other duties as may be incident to his office.

Section 8 - Other Officers-Duties:  The Assistant Secretaries and Assistant Treasurers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

ARTICLE VI

Compensation

The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, shall have authority to fix the compensation of directors and officers for services in any capacity.

ARTICLE VII

Indemnification

The Company shall indemnify all persons whom it may lawfully indemnify, to the full extent permitted by law.

ARTICLE VIII

Execution of Contracts,

Vouchers, and Negotiable Instruments

The Board may authorize any of the officers of the Company or any other person or persons, either singly or with another such officer or person as the Board may direct, to sign, on behalf and in the name of the Company, contracts, indentures, deeds, conveyances, leases, declarations, communications and other instruments and documents, and the Board may authorize any of the officers of the Company or any other person or persons, either singly or with another such officer or person as the Board may direct, to sign, on behalf and in the name of the Company, manually or by facsimile signature, checks, drafts, notes, bonds, debentures, bills of exchange and orders for the payment of money. In case any of the officers of the Company who shall have signed, or whose facsimile signature or signatuers shall have been used, as aforesaid, upon any such document, instrument or security shall cease to be such officer of the Company before such document, instrument or security, upon due delivery or issuance thereof, shall be valid and effective as though the person or persons who signed or whose facsimile signature or signatures were used upon such document, instrument, or security had not ceased to be such officer of the Company.

ARTICLE IX

Authority to Transfer and Vote Securities

The Chairman of the Board, the President, and each Vice President of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized on behalf of the Company, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and. releases with respect thereto, or to cause any such action to be taken.

ARTICLE X

Amendments

Unless otherwise provided in the Articles of Incorporation, the right to make, alter or repeal these Bylaws is vested in the Board of Directors, subject to the right of the stockholders to make, alter or repeal the Bylaws.